Dtomi, Inc.
                          601 Union Street, Suite 4500
                            Seattle, Washington 98101

                                 August 25, 2005

David M. Otto
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101

      Re: Amendment to Engagement Agreement for Payment of Fees

Dear David:

      This letter agreement memorializes the agreement by and among Dtomi, Inc., a Nevada corporation (the "Company"), The Otto Law Group, PLLC ("OLG"), and David M. Otto ("Otto"), to amend that certain engagement agreement dated October 21, 2001 by and between OLG the Company (the "OLG Engagement Agreement").

      Not later than the fifth day of September 2005, and not later than the fifth day of each calendar month thereafter, if Otto holds less than 4.9% of the issued and outstanding shares of common stock of the Company or less than 4.9% of other equity securities of the Company, the Company shall issue to Otto that number of shares of common stock and other equity securities of the Company, if any, so that Otto shall hold that number of shares of common stock of the Company equal to four-and-nine-tenths percent (4.9%) of the issued and outstanding shares of common stock and four-and-nine-tenths percent (4.9%) of any other issued and outstanding equity securities, if any, of the Company, at the time of such issuance. Not later than 30 days after each such issuance, Dtomi shall register such shares under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8, and if necessary, also register such shares for resale under a reoffer prospectus on Form S-8 or other registration statement.

      OLG shall to credit the Company, against future fees owed by the Company to OLG pursuant to the OLG Engagement Agreement, the proceeds of the sale of any of shares of common stock issued pursuant to this letter agreement. Prior to any annual audit or quarterly review of the Company by the Company's independent registered public accounting firm or other auditors, but at periods not exceeding three months beginning on the date of this letter, OLG shall disclose to the Company the amount of proceeds resulting from the sale of any or all of the Shares and statements from OLG and/or OLG's broker disclosing the proceeds resulting from the sale of Shares.

      If you agree to the terms and conditions of this letter agreement, please indicate your agreement by signing in the OLG signature block, and the Otto signature block, below and returning an original, signed version of this letter to me.

The Otto Law Group, PLLC
August 25, 2005
Page 2

      I understand that OLG and Otto have agreed to the arrangement described in this letter, and that you are the sole holder of securities of OLG and the natural person that has performed, and will perform, substantially all of the services provided by OLG on behalf of the Company pursuant to the OLG Engagement Agreement.

                                   Sincerely,


                                   /s/ Ron McIntyre
                                   -----------------------------
                                   Ron McIntyre
                                   Director

AGREED AND ACCEPTED:

THE OTTO LAW GROUP, PLLC


By:  /s/ David M. Otto                                   Dated:  August 25, 2005
     ---------------------------------------
     Name: David M. Otto
     Title: President


By:  /s/ David M. Otto                                   Dated:  August 25, 2005
     ---------------------------------------
     David M. Otto, individually